Exhibit 8(g)(2)

FEE SCHEDULE FOR CITIBANK, N.A., NEW YORK

AA)   SAFEKEEPING                  MEXICAN PESOS

      UP TO PS1MM                  2.5 PER MIL       (Thousand)

      BETWEEN PS1MM AND PS100MM    1.25 PER MIL

      OVER PS100MM                 0.625 PER MIL

      MINIMUM                      PS500

NOTE: THIS FEE IS FOR EVERY THREE MONTHS OR FRACTION THEREOF, BASED ON PAR VALUE OF THE SECURITY HELD BY CITIBANK N.A., CALCULATED ON AVERAGE QUARTERLY BALANCES, AND MUST BE PAID WITHIN THE FIRST TEN DAYS AFTER CLOSING OF EACH QUARTER (STOP)

BB)   COUPON REDEMPTION            0.625 PERCENT

      BASED ON GROSS AMOUNT OF INTEREST AND/OR DIVIDENDS COLLECTED

NOTE: THIS FEE MUST BE PAID WITHIN THE FIRST TEN DAYS AFTER THE CLOSING OF THE MONTH IN WHICH INTEREST AND/OR DIVIDENDS WERE COLLECTED (STOP)

CC)   MANAGEMENT                   0.75 PER MIL

      BASED ON TOTAL AMOUNT OF TRANSACTIONS.

NOTE: THE TERMS "MANAGEMENT" AND "TRANSACTION" SHALL INCLUDE ALL OPERATIONS THAT IMPLY DELIVERY OF SECURITIES TO A THIRD PARTY AND/OR A TRANSFER OF SECURITIES FROM ONE ACCOUNT OR SUBACCOUNT TO ANOTHER, AND MUST BE PAID WITHIN THE FIRST TEN DAYS AFTER THE CLOSING OF THE MONTH IN WHICH THE TRANSACTION WAS PROCESSED
(STOP)

DD)   REDEMPTION OF AMORTIZED CERTIFICATES (FIXED RENT)

      AT MATURITY                  0.625 PER CENT

      MINIMUM                      PS25.00


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EE)   EQUITY ISSUE (STOCK DIVIDEND)             0.625 PERCENT

      MINIMUM                      PS25.0

FF)   EXCHANGE OF TITLES AND/OR CERTIFICATES    0.625 PERCENT

      MINIMUM                      PS25.00

GG) COLLECTION OR SHIPMENT OF SECURITIES ABROAD BASED ON PAR VALUE OF SECURITIES 0.25 PERCENT (") (") PLUS INSURANCE, HANDLING AND CORRESPONDENTS' COMMISSION CHARGES.

HH) ISSUANCE OF A "CERTIFICATE OF DEPOSIT" PS 25.00 WHEN SECURITIES ARE DEPOSITED FOR SHAREHOLDERS' MEETINGS

II)   OTHER

      ADDITIONAL SERVICES RELATED TO THIS ACTIVITY WILL ALSO BE CHARGED. FEES PERTAINING TO SECTIONS DD THROUGH II OF THIS FEE SCHEDULE MUST ALSO BE PAID WITHIN THE FIRST TEN DAYS AFTER THE CLOSING OF THE MONTH IN WHICH THE CORRESPONDING TRANSACTION [ILLEGIBLE].